EXHIBIT 5.1

OPINION & CONSENT OF GARY L. BLUM, ESQ.


                          LAW OFFICES OF GARY L. BLUM
                            3278 WILSHIRE BOULEVARD
                                   SUITE 603
                         LOS ANGELES, CALIFORNIA 90010

GARY L. BLUM                                           TELEPHONE: (213) 381-7450
                                                       FACSIMILE: (213) 384-1035

                               December 3, 2007

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE:  Greater Asia Realty Holdings, Ltd.
     Form SB-2 REGISTRATION STATEMENT

Ladies & Gentlemen:

We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Greater Asia Realty Holdings, Ltd., a Delaware corporation (the "Company"), with the Securities and Exchange Commission.

The Registration Statement relates to an offering of 500,000 units of securities, each unit consisting of one share of Company common stock, two Class A warrants and four Class B warrants. Each warrant is exercisable into one share of the Company's common stock. No opinion is expressed herein as to any laws other than those of the State of Delaware, its statutory provisions, applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that all of the securities being sold by the Company pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                                           Very truly yours,

                                           /s/ Law Offices of Gary L. Blum